UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2020 (December 4, 2020)

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Simply, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-32217

Maryland	33-0599368
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

 2001 NW 84th Avenue

Miami, FL 33122
(Address of principal executive offices, including zip code)

(786) 254-6709
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SIMP	OTC Markets Group Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The 2020 Annual Meeting of Stockholders (the “Meeting”) of Simply, Inc. (the “Company”) was held on December 4, 2020.  At the Meeting, three (3) proposals were submitted to the stockholders for approval as set forth in the Company’s definitive proxy statement, filed with the United States Securities and Exchange Commission on November 4, 2020.

Proposal 1:  Election of Directors.

The three (3) nominees proposed by management for election as directors were elected by the stockholders of the Company as follows:

	For	Against	Abstain	Broker Non-Votes
Kevin Taylor	1,319,992	75,722	20,965	1,411,206
Michael Galloro	1,316,529	79,883	20,267	1,411,206
Reinier Voigt	1,320,561	75,846	20,272	1,411,206

Proposal 2:  Approval to amend the Simply, Inc. 2015 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 1,500,000 shares and to remove the annual limitation on the number of shares that may be granted to employees and non-employee directors.

The stockholders of the Company approved the amendments to the Simply, Inc. 2015 Equity Incentive Plan as follows:

For	Against	Abstain	Broker Non-Votes
1,234,654	180,029	1,996	1,411,206

Proposal 3:  Ratification of the selection of Kaufman, Rossin & Co. as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending January 30, 2021.

The stockholders of the Company approved the appointment of Kaufman, Rossin & Co. as follows:

For	Against	Abstain	Broker Non-Votes
2,621,361	152,791	53,733	0

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Simply, Inc.
Date:	December 8, 2020	By:	/s/ Vernon A. LoForti
Vernon A. LoForti
Chief Financial Officer